SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

TRANSAMERICA FUNDS

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

URGENT: YOUR VOTE IS CRITICAL

Time is Running Out!

PLEASE VOTE TODAY

Transamerica Dynamic Income

The Special Meeting of Shareholders has been adjourned for a second time to May 14, 2021, due to the lack of shareholder participation. It is critical that your voice be heard on this very important proposal concerning the proposed reorganization of your fund, Transamerica Dynamic Income into Transamerica Multi-Asset Income. The Board has unanimously voted for this change to take place but it cannot move forward without the support of shareholders like you. Even if you are no longer a shareholder today we still need your vote as you were a shareholder on record date.

According to our records, we have not received your vote!

Management recommends a FOR vote, however, voting in any manner will help us reach quorum and stop any further outreach concerning this meeting.

It is important that we receive your vote before May 14, 2021 because it will help to avoid adjourning the meeting further and having to spend additional money soliciting your votes.

If you have any questions or would like to vote,

please call the number listed below:

833-670-0692

Your vote is important no matter the size of your fund holdings. Please vote promptly so your vote can be received prior to the May 14, 2021, Special Meeting of Shareholders.

The fund has made it very easy for you to vote.

Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received prior to May 14, 2021.

Call the phone number above Monday through Friday, 9 am to 10pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING

TDI A2